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                                                                    EXHIBIT 3.64

                               CODE OF REGULATIONS

                                       OF

                             CRS TITLE AGENCY, INC.

                                    CHAPTER I

                               SHARE CERTIFICATES

1.01 FORM OF CERTIFICATES AND SIGNATURES

       Each holder of shares shall be entitled to one or more certificate signed by the Chairman of the Board or the President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer of the Corporation, which shall certify the number and class of shares held by him in the Corporation, but no certificate for shares shall be executed or delivered until such shares are fully paid. When such a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of said officers of the Corporation may be facsimile, engraved, stamped, or printed. Although any officer of the Corporation whose manual or facsimile signature is affixed to such a certificate ceases to be such officer before the certificate is delivered, such certificate nevertheless shall be effective in all respects when delivered.

1.02 TRANSFER OF SHARES

       Shares of the Corporation shall be transferable upon the books of the Corporation by the holders thereof, in person, or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares of the same class or series, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures to such assignment and power of transfer as the corporation or its agents may reasonably require.

1.03 LOST, STOLEN, OR DESTROYED CERTIFICATES

       The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it and alleged to have been lost, stolen, or destroyed, and the Board of Directors may, in its discretion, require the owner, or his legal representative to give the Corporation a bond containing such terms as the Board of Directors may require to protect the Corporation or any person injured by the execution and delivery of a new certificate.

1.04 TRANSFER AGENT AND REGISTRAR

       The Board of Directors may appoint, or revoke the appointments of transfer agents and registrars and may require all certificates for shares to bear the signatures of such transfer agents and registrars, or any of them.

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                                   CHAPTER II
                                  SHAREHOLDERS

2.01 ANNUAL MEETINGS

       The annual meeting of shareholders of the Corporation for the election of directors, the consideration of reports to be laid before such meeting, and the transaction of such other business as may be properly brought before such meeting shall be held at the principal office of the Corporation, or at such other place, within or without the State of Ohio, as may be designated by the Board of Directors, and specified in the notice thereof on the third Tuesday of May of each year, but if that day is a legal holiday, or the first business day next following.

2.02 SPECIAL MEETINGS

       A special meeting of the shareholders may be called by the President, or by any two Directors, or my shareholders representing 25% of the outstanding shares of the Corporation entitled to vote thereat. The call for each special meeting shall specify the time, place (which may be within or without the State of Ohio) and purpose or purposes thereof, and no other business other than that specified in said call shall be considered at such meeting.

2.03 NOTICE OF MEETINGS

       A written notice of every meeting of the shareholders (including the annual meeting), stating the time, place and purposes thereof, shall be given by or at the direction of the President, the Secretary or the officer or persons calling the meeting, to each shareholder of record entitled to notice of the meting not less than seven nor more than sixty days before such meeting. All notices with respect to any shares to which persons are jointly entitled may be given to that one of such persons who is first named upon the books of the Corporation and notice so given shall be sufficient notice to all the holders of such shares. Such notice shall be deemed to be sufficiently delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the records of the Corporation with postage thereon prepaid.

2.04 WAIVER OF NOTICE

       A written waiver, signed by a shareholder, of notice of a shareholder's meeting, whether executed before, at or after such meeting, shall be equivalent to giving such notice. Attendance by a shareholder at a shareholder's meeting, without objection prior to or at the commencement of such meeting, shall constitute a waiver by him of notice of such meeting.

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2.05 CLOSING OF BOOKS AND FIXING RECORD DATE

       The Board of Directors may determine the record date for the determination of which persons are entitled to notices, dividends, distributions, rights and the like, but said record date shall not be a date earlier than the date on which the record date is fixed and shall not be more than sixty days preceding the date of the meeting of shareholders or the date fixed for the payment of dividends or distributions or the exercise of any rights. The Board of Directors may close the stock record book against transfers of shares during the whole or any part of such period.

2.06 QUORUM, ADJOURNMENT

       At any meeting of the shareholders, the holders of a majority of the shares entitled to vote then issued and outstanding, whether present in person or represented by proxy, shall constitute a quorum. If a quorum shall not be present or represented at any meeting of the shareholders, those shareholders present or represented shall have the power, without notice other than announcement at a meeting, to adjourn the meeting until a quorum shall be present or represented. At such adjourned meeting at which a quorum is present or represented any business may be transacted as might have been if the quorum had been present at the originally scheduled meeting. The Corporation shall not, directly or indirectly, vote any shares issued by it and thereafter acquired and owned by it and not retired, and such shares shall not be considered issued and outstanding in computing the number of shares entitled to vote at any meeting of shareholders.

2.07 VOTING

       Unless expressly provided to the contrary in the Articles of Incorporation, this code of Regulations, or the Ohio Revised Code, each question properly before any meeting of the shareholders at which a quorum is present shall be decided by a vote of the holders of a majority of the shares entitled to vote which are present or represented at such meeting.

2.08 ACTION BY WRITTEN CONSENT

       Any action which may be authorized or taken at a meeting of the shareholders, may be taken or authorized without a meeting by writing or writings signed by all of the shareholders, which writing or writings shall be filed with or entered upon the records of the Corporation.

2.09 PROXIES

       Persons entitled to vote shares or to act with respect to shares may vote or act in person by proxy. Holders of proxies need not be shareholders. Unless the writing appointing a proxy otherwise provides, the presence at a meeting of the person having appointed a proxy shall not operate to revoke such appointment. Notice to the

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Corporation in writing or at an open meeting, of the revocation of a proxy shall not affect any vote or act previously taken.

2.10 APPROVAL AND RATIFICATION OF ACTS OF OFFICERS OR BOARD OF DIRECTORS

       Any contract, act or transaction, prospective or past, of the Corporation, or of the Board of Directors, or of the officers, may be approved or ratified by the affirmative vote at a meeting of shareholders, or by written consent, with or without a meeting, of the holders of record of shares entitling them to exercise a majority of voting power of the Corporation, and such approval or ratification shall be as valid and binding as though affirmatively voted for or consented to by every shareholder of the Corporation.

2.11 RESTRICTIONS ON TRANSFER OF SHARES

       Shares of the Corporation may be restricted as to transfer by provision therefore in the Articles of Incorporation, or by an appropriate action or agreement executed by the shareholders.

                                   CHAPTER III

                                    DIRECTORS

3.01 NUMBER OF DIRECTORS

       The number of Directors, which shall not be less than two or the number of shareholders, whichever is fewer, may be fixed or changed at a meeting of the shareholders called for the purpose of fixing the number of Directors or of electing Directors at which a quorum is present, by the vote of the holders of a majority of the shares represented at a meeting and entitled to vote on such proposal. In case the shareholders final to fix the number of Directors to be elected, the number elected shall be deemed to be the number of elected shall be deemed to be the number of Directors fixed.

3.02 ELECTION AND TERM

       Directors shall be elected at the annual meeting of shareholders or a special meeting called for that purpose. Each director who shall be elected shall serve until the next annual meeting of shareholders and shall hold office until his successor is elected or until his death, resignation or removal.

3.03 AUTHORITY

       All the authority of the corporation shall be exercised by the Board of Directors, except as otherwise provided by the Articles of Incorporation, this Code of Regulations or the Ohio Revised Code.

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3.04 PLACE OF MEETING

       The Board of Directors may hold its meetings as such place or places within or without the State of Ohio, as the Board may, from time to time, determine.

3.05 ANNUAL MEETINGS

       An annual meeting of the Board of Directors shall be held immediately following the annual meeting of shareholders. No prior notice of such meeting shall be required.

3.06 SPECIAL MEETINGS

       Special Meetings of the Board of Directors may be called by the President, Chairman of the Board, or any two members of the Board of Directors.

3.07 NOTICE OF MEETING

       Written notice of the time and place of each special meeting of the Board of Directors shall be given at or by the direction of the President or the Secretary to each Director, either by personal delivery or by mail, telegram or cablegram, at least two day before the meeting. Such notice need not specify the purposes of such meeting. The attendance of any Director at any meeting without protesting, prior to or at the commencement of said meeting, the lack of proper notice shall be deemed to be a waiver by him of notice.

3.08 QUORUM

       A majority of the number of Directors then fixed shall constitute a quorum for the transaction of business.

3.09 VOTING

       Unless expressly provided to the contrary in the Articles of Incorporation, this Code of Regulations, or the Ohio Revised Code, each question, properly before any meeting of the Directors at which a quorum is present shall be decided by a vote of a majority of the Directors who are present.

3.10 ACTION BY WRITTEN CONSENT

       Any action which may be authorized or taken at a meeting of the Board of Directors, may be authorized or taken without a meeting by a writing or writings signed by all of the Directors, which writing or writings shall be filed with or entered upon the records of the Corporation.

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3.11 RESIGNATION

       Any Director may resign at any time by giving notice to the Board of Directors or the President or Secretary, and such resignation shall be deemed to take effect upon its receipt by the person or persons to whom addressed, unless some other time is specified therein.

3.12 VACANCY

       In case of any vacancy in the Board of Directors, thorough death, insanity, bankruptcy, resignation or disqualification, or through removal as provided in the Ohio Revised Code, the remaining Directors, though less than a majority of the whole authorized number of Directors, may, by the vote of a majority of their number, elect a successor to hold office for the unexpired portion of the term of the Director whose place shall be vacant, and until his successor is elected.

3.13 VACANCY DEEMED TO EXIST

       A vacancy within the meaning of Section 3.12 shall also be deemed to exist if, at any time, the shareholders increase the authorized number of Directors or do not, at the same meeting or at any adjournment thereof, elect the necessary additional Director or Directors.

3.14 COMPENSATION

       The board of Directors may, by the affirmative vote of a majority of those in office and irrespective of any persons interested therein, establish reasonable compensation for service as a Director which may include profit-sharing, pension, disability and death benefits and may provide for the reimbursement of expenses incurred by a Director in the discharge of his duties.

3.15 ATTENDANCE AT MEETINGS OF PERSONS WHO ARE NOT DIRECTORS

       Unless waived by a majority of Directors in attendance, not less than twenty-four (24) hours before any regular or special meeting of the Board of Directors, any Director who desires the presence at such a meeting of not more than one (1) person who is not a Director shall so notify all other Directors, request the presence of such person at the meeting, and state the reason in writing. Such person will not be permitted to attend a Director's meeting unless a majority of the Directors in attendance vote to admit such person to the meeting. Such vote shall constitute the first order of business for any such meeting by the vote of the majority of the Directors in attendance.

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                                   CHAPTER IV

                                   COMMITTEES

4.01 DESIGNATION OF EXECUTIVE COMMITTEE

       The Board of Directors may designate three or more Directors to constitute the Executive Committee. No member of the Executive Committee shall continue to be a member thereof after he ceases to be a Director of the Corporation. The Board of Directors shall have the power at any time to increase or decrease the number of members of the Executive Committee (but in no event no less than three), to fill vacancies thereon, to remove any member thereof, and to change the functions or terminate the existence thereof.

4.02 POWERS OF THE EXECUTIVE COMMITTEE

       During the intervals between meetings of the Board of Directors, and subject to such limitations as may be required by law or by resolution of the Board of Directors, the Executive Committee shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation; provided, however, it shall not have the power to fill vacancies occurring in the Board of Directors or in any committee. The Executive Committee may also from time to time formulate and recommend to the Board of Directors for approval general policies regarding the management of the business and affairs of the Corporation.

4.03 PROCEDURE; MEETINGS; QUORUM

       Unless otherwise ordered by the Board of Directors, a majority of the members of any committee appointed by the Directors pursuant to this chapter shall constitute a quorum at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any committee, without a meeting by a writing or writings signed by all of its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Directors and the rules prescribed by this Code of Regulations and shall keep a written record of all action taken by it.

                                    CHAPTER V

                                    OFFICERS

5.01 OFFICERS

       This Corporation may have a Chairman of the Board, a Chairman of the Executive Committee and shall have a President (all of whom shall be Directors), a Secretary, and a Treasurer. The Corporation may also have one or more Vice Presidents

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and Vice Chairmen and such other officers and assistant officers as the
Directors may deem necessary. By designating a person to serve as an officer of the Corporation, the Directors shall be deemed to have considered such office necessary and to have established such office in accordance with this Section.

5.02 ELECTION, TERM AND QUALIFICATION

       The officers shall be elected at the annual meeting of the Board of Directors, or as soon thereafter as possible. Each such officer shall serve until the next annual meeting of the Board of Directors and until his successor is elected, or until his death, resignation or removal.

5.03 RESIGNATION

       An officer may resign at any time by giving notice to the board of Directors, the President or the Secretary. Such notice shall be effective when received by the person or persons to whom directed, unless some other time is specified therein.

5.04 REMOVAL

       Any officer may be removed, with or without cause by the Board of Directors without prejudice to the contract rights of such officer. The election of an officer for a given term and the provisions of this Code of Regulations with respect to term of office shall not be deemed to create contract rights.

5.05 VACANCY

       The board of Directors may fill any vacancy in any office occurring by whatever reason.

5.06 AUTHORITY AND DUTIES OF OFFICERS

       The President shall be the chief executive officer of the Corporation. Subject to the foregoing, the officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, subject always to the directions of the Board of Directors, or as may be specified from time to time by the Board of Directors regardless of such authority and duties are customarily incident to such office. Unless otherwise provided by the Board of Directors, if the Corporation has a Vice Chairman of the Board his sole duty shall be to preside at meetings in the absence of the Chairman of the Board.

5.07 COMPENSATION

       The Board of Directors may, irrespective of any personal interest of any of them, establish reasonable compensation of officers, which may include profit-sharing, pension,

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disability and death benefits, for services and may provide for reimbursement for expenses incurred by any officer of the Corporation in the discharge of his duties.

                                   CHAPTER VI

              INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

6.01 COSTS INCURRED

       (i) Unless expressly provided to the contrary in the Articles of Incorporation, this Code of Regulations, or the general corporation law of Ohio, the Corporation may indemnify or agree to indemnify a director, officer, or employee, or a former director, officer, or employee, or any person who is serving or has served at its request as a director, officer or employee of another corporation against expenses actually and necessarily incurred by him in connection with the defense of any pending or threatened action, suit or proceeding, criminal or civil, to which he is or may be made a party by reason of being or having such director, officer, or employee provided (a) he is adjudicated or determined not to have been negligent or guilty of misconduct in the performance of his duty to the corporation of which he is a director, officer or employee; (b) he is determined to have acted in "good faith" in what he reasonably believed to be the best interest of such corporation; and (c) is any matter the subject of a criminal action, suit or proceeding, he is determined to have had no reasonable cause to believe that his conduct was unlawful. The determination as to (b) and (c) and, in the absence of an adjudication as to (a) shall be made by the directors of the indemnifying corporation acting at a meeting at which a quorum consisting of directors who are not parties to or threatened with any such action, suit or proceeding is present. Any director who is a party to or threatened with any such action, suit or proceeding shall not be qualified to vote and, if for this reason a quorum of directors cannot be obtained to vote on such indemnification, no indemnification shall be made except in accordance with Section (2) (i) or paragraph 6.02.

       (ii) A corporation, pursuant to its articles, its regulations, or any agreement authorized or a resolution adopted by the shareholders at a meeting held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation on such proposal or authorized or adopted without a meeting by the written consent of the holders of shares entitling them to exercise two-thirds of the voting power on such proposal, may indemnify or agree to indemnify such director, officer, or employee against expenses, judgments, decrees, fines, penalties, or amounts paid in settlement in connection with the defense of any pending or threatened action, suit or proceeding, criminal or civil, to which he is or may be made party by reason of being or having been such director, officer, or employee, provided a determination is made by the

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               directors in the manner set forth in Section (i) of this section or is made by or in accordance with a method established by the articles, the regulations, such agreement, or such resolution (a) that such director, officer, or employee was not, and has not been adjudicated to have been, negligent or guilty of misconduct in the performance of his duty to the corporation of which he is a director, officer, or employee, (b) that he acted in good faith in what he reasonably believed to be the best interest of such corporation, and (c) that in any matter the subject of a criminal action, suit or proceeding, he had no reasonable cause to believe that his conduct was unlawful.

6.02 N0N-EXCLUSIVE

       The foregoing right of indemnification shall not be deemed exclusive and shall be in addition to any rights to which any Director, officer, or employee, or former Director, officer, or employee may otherwise be entitled as a matter of law or e1uity and is not in restriction or Limitation of any other privilege or power which the Corporation may have with respect to the indemnification or reimbursement of Directors, officers, or employees under the Articles of Incorporation, the Code of Regulations, any agreement, any insurance purchased by the Corporation, vote of the shareholders or otherwise.

6.03 SUCCESSORS

       All rights of indemnification shall insure to the benefit of the heirs, executors or administrators of each such Director, officer, or employee, or any other person who is serving or has served at its request as a Director, officer, or employee of another corporation.

                                   CHAPTER VII

                                     AGENDA

7.01 AGENDA FOR MEETING OF SHAREHOLDERS

   a)  Call meeting to order.

   b)  Selection of Chairman and/or Secretary.

   c)  Proof of notice of meeting.

   d)  Roll call including filing of proxies with Secretary.

   e)  Upon demand, appointment of inspectors of election.

   f)  Reading and disposition of previously unapproved minutes.

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   g)  Reports of officers and Committees.

   h) If an annual meeting, or special meeting called for that purpose, election of Directors.

   i)  Unfinished business.

   j)  New business.

   k)  Adjournment.


7.02 AGENDA FOR MEETING OF DIRECTORS

   a)  Call to order.

   b)  Proof of notice of meeting.

   c)  Roll Call.

   d)  Reading and disposition of previously unapproved minutes.

   e) Consideration in sequence of all matters set forth in the call for written notice of meeting.

   f)  Reports of officers and committees.

   g)  Unfinished business.

   h)  New business.

   i)  Adjournment.

                                   CHAPTER VII

                              EMERGENCY REGULATIONS

8.01 SPECIAL RULES IN THE EVENT OF EMERGENCY

       The following special rules shall be applicable when the Governor of Ohio or any other person lawfully exercising the power and discharging the duties of the office of the Governor of Ohio, proclaims that an attack on the United States or any nuclear, atomic, or other disaster has caused an emergency. Said rules are as follows:

   1)  Meetings of the Directors may be called by an officer or Director.

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   2)  Notice of the time and place of each meeting of the Directors shall be given to such of the Directors as it may be feasible to reach at the time and by such means of communication, written or oral, personal or mass, as may be practicable at the time.

   3) The Director of Directors present at any meeting of the Directors which has been duly called and notice of which has been duly given shall constitute a quorum of such meeting, and, in the absence of one or more of the Directors, the Director or Directors present may appoint one or more of the officers of the Corporation Directors for such meeting.

   4) In the event that none of the Directors attend a meeting of the Directors which has been duly called the notice of which has been duly given, the officers of the corporation who are present, not exceeding three, in order of rank, shall be Directors for such meeting, shall constitute a quorum for such meeting, and may appoint one or more of the other officers of the corporation Directors for such meeting.

   5) If the chief executive officer dies, is missing, or for any other reason is temporarily or permanently incapable of discharging the duties of his office, the next ranking officer who is available shall assume the duties and authority of the officer of such deceased, missing, or incapacitated chief executive officer until such time as the Directors shall otherwise order.

   6) The offices of Secretary and Treasurer shall be deemed to be of equal rank and, within the same office and as between the offices of Secretary and Treasurer, rank shall be determined by priority in time of the first election to the office or, if two or more persons shall have been first elected to the office at the same time, by seniority in age.

                                   CHAPTER IX

                                  MISCELLANEOUS

9.01 SEAL

       If the Board of Directors shall so order, the Corporation shall have a Seal, which shall be circular inform and mounted upon a metal die. About the upper periphery shall appear the name of the Corporation and about the lower periphery the word "Ohio". In the center of the Seal shall appear the words "Corporate Seal". The failure to affix the Seal though ordered by the Board of Directors shall in no event affect the validity of any instrument.

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9.02 ENDORSEMENT OF STOCK CERTIFICATES

       Unless otherwise ordered by the Board of Directors, any share or shares of stock issued by any corporation and owned by the Corporation (including reacquired shares of stock of the Corporation) may, for sale or transfer, be endorsed in the name of the Corporation by the President or one of the vice presidents and attested by the Secretary or an Assistant Secretary, either with or without affixing thereto the corporate Seal.

9.03 VOTING UPON SHARES HELD BY THE CORPORATION

       Unless otherwise ordered by the Board of Directors, the President in person or by proxy or proxies appointed by him shall have full power and authority on behalf of the Corporation to vote, act and consent with respect to any shares issued by other corporations which the Corporation may own, which may be held in the Corporation's name or as to which the Corporation may otherwise have the right to vote, act or consent.

9.04 DEPOSITS

       All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such depositories as the Board of Directors may select.

9.05 CHECKS, DRAFTS, ETC.

       All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as the Board of Directors may determine.

                                    CHAPTER X

                                   AMENDMENTS

10.01 AMENDMENT OF CODE OF REGULATIONS

       The Code of Regulations may be amended or repealed and new amendments may be adopted by the affirmative vote of the holders of shares entitling them to exercise of majority of the voting power of the Corporation, or by action by written consent of a like number of shareholders.

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                                   CHAPTER XI

                                   CONSISTENCY

11.01 CONSISTENCY WITH ARTICLES OF INCORPORATION

       If any provision of these regulations shall be inconsistent with the Corporation's Articles of Incorporation (and as they may be amended from time to time), the Articles of Incorporation shall govern.

                                   CHAPTER XII

                                    HEADINGS

12.01 SECTION HEADINGS

       The headings contained in this Code of Regulations are for reference purposes only and shall not be construed to be part of and/or shall not affect in any way the meaning or interpretation of this Code of Regulations.